Exhibit 99.1

comScore, Inc. Reports Third Quarter 2013 Results

Record Quarterly Revenue Reflects Continued Positive Momentum
Across Audience, Advertising and Digital Enterprise Businesses
RESTON, VA - October 29, 2013 - comScore, Inc. (NASDAQ: SCOR), a leader in measuring the digital world, today announced financial results for the third quarter of 2013.
Third Quarter 2013
comScore achieved record quarterly revenue of $71.6 million; GAAP income before income taxes of $0.7 million; and GAAP net loss of $0.1 million, or $0.00 per basic and diluted share.
Third quarter and year to date metrics compared to pro forma* results for the third quarter and year to date of 2012 were as follows:

•	Revenues of $71.6 million, up 14% from a year ago.

•	Adjusted EBITDA of $16.4 million, up 50% from a year ago.

•	Adjusted EBITDA margin was 23% of revenue, up from 17% from a year ago.

•	On a constant currency basis third quarter revenues would have been $0.3 million higher.

•	Year to date revenues of $209.0 million, up 16% from a year ago.

•	Year to date Adjusted EBITDA of $43.0 million, up 38% from a year ago.
* All amounts, including implied prior year Pro Forma amounts, reflect adjustments to exclude Non-Health Copy Testing and Configuration Manager products and are based on management’s estimates of the revenues and results of operations of such products. Prior period amounts have been adjusted to reflect the same assumptions with respect to Non-Health Copy Testing and Configuration Manager products for the purposes of consistent presentation. See Reconciliation of Revenue and Income before Income Taxes to Non-GAAP Revenue, non-GAAP Income and Adjusted EBITDA set forth in the attachment to this press release.

Dr. Magid Abraham, comScore's chief executive officer, stated, “comScore’s strong third quarter results reflect increasing momentum across our business as we continue to lead the way in digital measurement and analytics. With continued growth in our customer base, we generated record revenues that contributed to margin expansion and strong EBITDA growth in the quarter. Our Media Metrix MP service, which delivers multi-platform audience measurement, continued its successful customer adoption with 43 additional customers subscribing to the service in the quarter. In addition, recent announcements such as VivaKi’s selection of our validated Campaign Essentials (vCE) across all of Publicis Group for its Audience on Demand, real time bidding platform, speak to vCE’s growing market position in campaign measurement and the value our suite of advertising analytics delivers for optimizing advertising buys.”

“Looking ahead, we remain committed to sharp execution of the strategies and priorities that are driving our strong performance in 2013. We are focused on the fastest growing areas of digital analytics, including multimedia and cross-media measurement products, and expect to sustain strong momentum across our business and improve margin leverage from our scalable, high revenue visibility SAAS business model.”

Third Quarter 2013 Supplemental Financial and Business Information*
(dollars in millions)

	3Q13	Pro Forma 3Q12*	Change
Subscription Revenue	$62.5	$52.4	19.3%
Project Revenue	$9.1	$10.4	(12.5)%
Existing Customer Revenue	$64.5	$56.7	13.8%
New Customer Revenue	$7.1	$6.1	16.4%
International Revenue	$21.3	$17.0	25.3%
Customer Count	2,296	2,102	9.2%
* Pro forma revenue and customer count amounts are adjusted to exclude the company’s Non-Health Copy Testing and Configuration Manager products. Prior period amounts have been adjusted to reflect the same assumptions with respect to Non-Health Copy Testing and Configuration Manager products for the purposes of consistent presentation. See Reconciliation of Revenue and Income before Income Taxes to Non-GAAP Revenue, non-GAAP Income and Adjusted EBITDA set forth in the attachment to this press release.

Financial Outlook
comScore's expectations for the fourth quarter of 2013 are outlined in the table below:

GAAP revenue	$73.5 million to $77.5 million

GAAP (loss) income before income taxes	($2.0) million to $0.7 million

Adjusted EBITDA**	$15.0 million to $16.5 million

Estimated fully-diluted shares	36.0 million
comScore has generally increased expectations for full year 2013, which reflects the disposition of the company's Non-Health Copy Testing and Configuration Manager products activity during the first quarter, as outlined in the table below:

Non-GAAP pro forma revenue	$282.5 million to $286.5 million

Non-GAAP pro forma (loss) income before income taxes	$0.0 million to $2.2 million

Pro forma Adjusted EBITDA**	$58.1 million to $59.6 million

Estimated fully-diluted shares	36.1 million

**	Reconciliations of GAAP to non-GAAP measures are set forth in the attachment to this press release.
Due to the high variability and difficulty in predicting certain items that affect GAAP net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income (loss) on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachment to this press release.
Given the discussion herein regarding our non-health copy testing and configuration manager products, we are also providing non-GAAP pro forma revenue and pro forma adjusted EBITDA guidance reconciliations that exclude this business in the attachments to this press release.

Conference Call Information
Management will provide commentary on the company's results in a conference call on Tuesday, October 29 at 8:30 am ET.
The conference call and replay can be accessed by telephone and webcast as follows:
Call-in Number: 888-713-4218, Pass code 30992907
(International) 617-213-4870, Pass code 30992907
Replay Number: 888-286-8010, Pass code 45033422
(International) 617-801-6888, Pass code 45033422
Webcast (live and replay): http://ir.comscore.com/events.cfm

About comScore
comScore, Inc. (NASDAQ: SCOR) is a global leader in digital measurement and analytics, delivering insights on web, mobile and TV consumer behavior that enable clients to maximize the value of their digital investments. For more information, please visit www.comscore.com/companyinfo.
Non-GAAP Financial Measures
comScore reports all financial information required in accordance with generally accepted accounting principles (GAAP). comScore believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information because it is useful to understand comScore's performance, as it excludes non-cash and other charges that many investors believe may obscure comScore's on-going operating results.
For example, comScore uses non-GAAP net income, which excludes stock-based compensation, amortization of acquired intangible assets, impairment of intangible assets, impairment of marketable securities, costs from acquisitions, restructurings and other non-recurring items, the non-cash deferred tax provision, litigation and related settlement costs, and the purchase accounting impact on acquired deferred revenue. comScore reports non-GAAP EPS (diluted), which uses non-GAAP net income in lieu of GAAP net income in calculating earnings per share. Non-GAAP pro forma revenue excludes the estimated effects of revenue generated from non-health copy testing and configuration manager products. Adjusted pro forma EBITDA also excludes the estimated effects of operations related to non-health copy testing and configuration manager products.
The company believes that excluding certain costs from non-GAAP net income, non-GAAP EPS, and adjusted EBITDA provides a meaningful indication to investors of the expected on-going operating performance of the company. Specifically as it relates to acquisitions and restructurings, the exclusion of these costs reflects the expected benefits realized or to be realized upon the integration of acquired entities into comScore, and the realized benefits of the restructurings.
Whenever comScore uses such historical non-GAAP financial measures, it provides a reconciliation of historical non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measure included in the financial tables accompanying this release. Although the company provides a reconciliation of historical non-GAAP financial measures, due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachment to this press release.
These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. The use of certain non-GAAP financial measures requires management to make estimates and assumptions regarding amounts of assets and liabilities and the amounts of revenue and expense during the reporting periods. Significant estimates and assumptions are inherent in the analysis and the measurement of certain elements of non-GAAP financial measures such as the impact of purchase accounting on acquired deferred revenue and the amortization of deferred contract costs associated with acquired deferred revenue. comScore bases its estimates on historical experience and assumptions that it believes are reasonable. Actual results could differ from those estimates.

Cautionary Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, comScore's expectations as to adoption of new products and services by customers; expectations regarding continued growth of its customer base; expectations as to the company's strategy, market position, growth in revenue and margin expansion, impact and financial benefits of certain products; expectations and forecasts of future financial performance, including related growth rates and components thereof; and assumptions related to growth for the fourth quarter and full year of 2013 and beyond. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: comScore's ability to generate strong revenue and margin growth in future periods; comScore's ability to sell new or additional products and attract new customers; comScore's ability to sell additional subscription-based products to customers; comScore's ability to sell additional products and services to existing customers; and the volatility of quarterly results and expectations.
For a detailed discussion of these and other risk factors, please refer to comScore's Annual Report on Form 10-K for the period ended December 31, 2012, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and other filings we make from time to time with the Securities and Exchange Commission (the “SEC”), which are available on the SEC's Web site ( http://www.sec.gov ).
Stockholders of comScore are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Contact:
Kenneth Tarpey
Chief Financial Officer
comScore, Inc.
(703) 438-2305
ktarpey@comscore.com

comScore, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Revenues	$71,606	$64,273	$210,365	$186,839
Cost of revenues (excludes amortization of intangible assets) (1)	21,603	21,933	65,767	62,705
Selling and marketing (1)	24,255	22,928	74,204	66,508
Research and development (1)	10,441	8,963	30,467	25,266
General and administrative (1)	12,492	9,400	32,742	28,231
Amortization of intangible assets	1,956	2,385	6,043	7,007
Gain on asset disposition	(4)	—	(214)	—
Impairment of intangible assets	—	—	—	3,349
Settlement of litigation	—	—	(1,160)	—
Total expenses from operations	70,743	65,609	207,849	193,066
Income (loss) from operations	863	(1,336)	2,516	(6,227)
Interest and other (expense), net	(238)	(174)	(570)	(541)
Gain (loss) from foreign currency	82	(205)	(165)	(772)
Income (loss) before income tax provision	707	(1,715)	1,781	(7,540)
Income tax provision	(789)	(1,403)	(4,284)	(2,636)
Net loss	$(82)	$(3,118)	$(2,503)	$(10,176)
Net loss per common share:
Basic	$0.00	$(0.09)	$(0.07)	$(0.31)
Diluted	$0.00	$(0.09)	$(0.07)	$(0.31)
Weighted-average number of shares used in per share calculation - common stock:
Basic	34,502,456	33,470,628	34,417,609	33,120,233
Diluted	34,502,456	33,470,628	34,417,609	33,120,233

(1) Amortization of stock-based compensation is included in the line items above as follows:
Cost of revenues	$887	$636	$2,435	$1,840
Selling and marketing	$2,487	$3,113	$8,519	$8,297
Research and development	$947	$504	$2,163	$1,394
General and administrative	$2,922	$1,911	$6,271	$6,062

comScore, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	September 30, 2013	December 31, 2012
	(Unaudited)	*
Assets
Current assets:
Cash and cash equivalents	$79,794	$61,764
Accounts receivable, net of allowances of $1,245 and $1,117, respectively	66,284	68,348
Prepaid expenses and other current assets	8,271	8,877
Deferred tax assets	10,341	9,940
Total current assets	164,690	148,929
Property and equipment, net	38,582	31,418
Other non-current assets	1,233	414
Long-term deferred tax assets	8,595	12,065
Intangible assets, net	34,687	40,759
Goodwill	102,991	102,900
Total assets	$350,778	$336,485
Liabilities and Stockholders' Equity
Current liabilities:
Borrowings under revolving credit facility	$—	$—
Accounts payable	6,925	7,229
Accrued expenses	31,223	24,409
Deferred revenues	73,648	80,824
Deferred rent	1,100	807
Deferred tax liabilities	—	17
Capital lease obligations	8,596	8,020
Total current liabilities	121,492	121,306
Deferred rent, long-term	11,311	10,096
Deferred revenue, long-term	1,223	1,715
Deferred tax liabilities, long-term	—	130
Capital lease obligations, long-term	10,185	6,478
Other long-term liabilities	1,089	1,117
Total liabilities	145,300	140,842
Commitments and contingencies
Stockholders’ equity:
Common stock	36	36
Additional paid-in capital	287,488	274,622
Accumulated other comprehensive income	1,793	1,825
Accumulated deficit	(83,343)	(80,840)
Treasury stock	(496)	—
Total stockholders’ equity	205,478	195,643
Total liabilities and stockholders’ equity	$350,778	$336,485

* Information derived from the audited Consolidated Financial Statements

comScore, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(dollars in thousands)

	Nine Months Ended September 30,
	2013	2012
	(unaudited)
Operating activities:
Net loss	$(2,503)	$(10,176)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	12,120	10,469
Amortization of intangible assets	6,043	7,007
Impairment of intangible assets	—	3,349
Provision for bad debts	596	1,151
Stock-based compensation	19,388	17,593
Amortization of deferred rent	(122)	543
Deferred tax provision (benefit)	2,894	1,651
(Gain) Loss on asset disposal	(228)	(24)
Changes in operating assets and liabilities:
Accounts receivable	1,585	11,540
Prepaid expenses and other current assets	622	(847)
Accounts payable, accrued expenses, and other liabilities	3,783	(8,839)
Deferred revenues	(7,003)	(314)
Deferred rent	1,637	25
Net cash provided by operating activities	38,812	33,128
Investing activities:
Proceeds from asset disposition, net	160	—
Purchase of property and equipment	(3,560)	(4,960)
Net cash used in investing activities	(3,400)	(4,960)
Financing activities:
Proceeds from the exercise of common stock options	189	222
Repurchase of common stock (withholding taxes)	(8,643)	(7,176)
Repurchase of common stock (treasury shares)	(496)	—
Principal payments on capital lease obligations	(7,327)	(5,113)
Proceeds from financing arrangements	3,952	4,131
Principal payments on financing arrangements	(3,952)	—
Debt issuance costs	(479)	—
Net cash used in financing activities	(16,756)	(7,936)
Effect of exchange rate changes on cash	(626)	844
Net increase in cash and cash equivalents	18,030	21,076
Cash and cash equivalents at beginning of period	61,764	38,071
Cash and cash equivalents at end of period	$79,794	$59,147

Reconciliation of Revenue and Income before Income Taxes to Non-GAAP Revenue, non-GAAP Net Income and Adjusted EBITDA
(dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
			(unaudited)

Revenue	$71,606	$64,273	$210,365	$186,839
Adjustment to exclude non-Health Copy-Testing and Configuration Manager products	—	(1,444)	(1,330)	(6,221)
Non-GAAP Revenue (1)	$71,606	$62,829	$209,035	$180,618

Income (loss) before income taxes	$707	$(1,715)	$1,781	$(7,540)
Deferred tax (provision) benefit	(192)	6,604	(2,894)	(1,651)
Current cash tax benefit (provision)	(597)	(8,007)	(1,390)	(985)
Net income (loss)	(82)	(3,118)	(2,503)	(10,176)
Amortization of intangible assets	1,956	2,385	6,043	7,007
Impairment of intangible assets	—	—	—	3,349
Stock-based compensation	7,243	6,164	19,388	17,593
Costs related to acquisitions, restructuring and other non-recurring items	2,247	440	4,591	797
Settlement of litigation	—	—	(1,160)	—
Gain on ARS disposition	—	—	(210)	—
Adjustment to exclude non-Health Copy-Testing and Configuration Manager products	—	(133)	(170)	(1,054)
Deferred tax provision	192	(6,604)	2,894	1,651
Non-GAAP net income (loss) (1)	11,556	(866)	28,873	19,167
Current cash tax provision	597	8,007	1,390	985
Depreciation	3,964	3,547	12,120	10,469
Interest Exp (income), net	238	162	570	499
Adjusted EBITDA (1)	$16,355	$10,850	$42,953	$31,120
Adjusted EBITDA margin (%)	23%	17%	21%	17%

EPS (diluted)	$0.00	$(0.09)	$(0.07)	$(0.31)
Non-GAAP EPS (diluted)	$0.32	$(0.03)	$0.80	$0.54

Weighted -average number of shares used in per share calculation - common stock

GAAP EPS (diluted)	34,502,456	33,470,628	34,417,609	33,120,233
Non-GAAP EPS (diluted)	35,923,026	33,470,628	35,920,398	35,295,791

(1) Amounts include adjustments to exclude Non-Health Copy Testing and Configuration Manager products and are based on management’s estimates of the revenues and results of operations of such products.

Reconciliation of GAAP Operating Cash Flow to Free Cash Flow
(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
			(unaudited)

Net cash provided by operating activities	$1,830	$8,871	$38,812	$33,128
Purchase of property and equipment	(1,245)	(1,933)	(3,560)	(4,960)
Free cash flow	$585	$6,938	$35,252	$28,168

Third Quarter 2013 Supplemental Financial and Business Information
(dollars in millions)

	3Q13	3Q12	Change
Subscription Revenue	$62.5	$53.5	16.8%
Project Revenue	$9.1	$10.8	(15.7)%
Existing Customer Revenue	$64.5	$57.7	11.8%
New Customer Revenue	$7.1	$6.6	7.6%
International Revenue	$21.3	$17.3	23.1%
Customer Count	2,296	2,114	8.6%

Third Quarter 2013 Supplemental Financial and Business Information
(dollars in millions)

	3Q13	Pro Forma 3Q12(1)	Change
Subscription Revenue	$62.5	$52.4	19.3%
Project Revenue	$9.1	$10.4	(12.5)%
Existing Customer Revenue	$64.5	$56.7	13.8%
New Customer Revenue	$7.1	$6.1	16.4%
International Revenue	$21.3	$17.0	25.3%
Customer Count	2,296	2,102	9.2%

(1) Pro forma revenue and customer count amounts are adjusted to exclude the company’s Non-Health Copy Testing and Configuration Manager products.

Revenue and Reconciliation of Income (Loss) before Income Taxes to Adjusted EBITDA (Guidance)
(dollars in thousands)
Forecasted amounts for the three and twelve month periods ending December 31, 2013 are based on the mid-points of the range of guidance provided herein and exclude the results of operations of the Non-Health Copy Testing and Configuration Manager products
The three and twelve month periods ending December 31, 2012 have been adjusted to exclude the results of operations from the non-health copy-testing and configuration manager products.

	Three Months Ended December 31,		Full Year December 31,
	2013	2012 (1)	2013 (1)	2012 (1)
	(unaudited)		(unaudited)

Revenue	$75,500	$66,247	$284,500	$246,865

Income (loss) before income taxes	(650)	(2,077)	$1,100	(7,901)
Amortization of acquired intangibles	1,950	1,966	8,000	8,311
Impairment of intangible assets	—	—	—	1,241
Stock-based compensation	8,250	7,303	27,650	24,896
Costs related to acquisitions, restructuring and other non-recurring items	1,600	640	5,960	1,437
Settlement of litigation	—	—	(1,160)	—
Depreciation	4,300	3,690	16,400	14,159
Interest expense, net	300	160	900	658
Adjusted EBITDA	$15,750	$11,682	$58,850	$42,801
Adjusted EBITDA margin (%)	21%	18%	21%	17%

Estimated Q4 2013 and full year 2013 non-GAAP (Diluted) share count is 36.0M and 36.1M, respectively.

(1) Amounts include adjustments to exclude Non-Health Copy Testing and Configuration Manager products and are based on management’s estimates of the revenues and results of operations of such products.

Reconciliation of Revenue and Adjusted EBITDA to Pro Forma Revenue and Pro Forma Adjusted EBITDA (1)
(dollars in thousands)

	Three Months Ended December 31,
	2013			2012
	(unaudited)
	Pre-Adjusted	Adjustment to Exclude non-Health Copy Testing and Configuration Manager Products (3)	Adjusted	As Reported	Adjustment to Exclude non-Health Copy Testing and Configuration Manager Products (3)	Adjusted

Revenue	$75,500	—	$75,500	$68,354	(2,107)	$66,247
Adjusted EBITDA(2)	$15,750	—	$15,750	$12,200	(518)	$11,682
Adjusted EBITDA margin (%)	21%	n/a	21%	18%	25%	18%

	Twelve Months Ended December 31,
	2013			2012
	(unaudited)
	Pre-Adjusted	Adjustment to Exclude non-Health Copy Testing and Configuration Manager Products (3)	Adjusted	As Reported	Adjustment to Exclude non-Health Copy Testing and Configuration Manager Products (3)	Adjusted

Revenue	$285,830	(1,330)	$284,500	$255,193	(8,328)	246,865
Adjusted EBITDA(2)	$59,020	(170)	$58,850	$44,373	(1,572)	$42,801
Adjusted EBITDA margin (%)	21%	13%	21%	17%	19%	17%

(1) Pro forma revenue and pro forma Adjusted EBTIDA are adjusted to exclude the company’s Non-Health Copy Testing and Configuration Manager products.
(2) See reconciliation of Adjusted EBITDA.
(3) Adjustments to exclude Non-Health Copy Testing and Configuration Manager products are based on management’s estimates of the revenues and results of operations of such products.